United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 14, 2010 (April 11, 2010)

Eastbridge Investment Group Corporation (Exact name of registrant as specified in its charter)

Arizona	0-52282	86-1032927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona 85258
 (Address of principal executive offices) (Zip Code)

(480) 966-2020
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On April 11, 2010, EastBridge Investment Group Corporation (the “Company”) entered into a Listing Agreement with StrayArrow International Limited (“SAIL”), a luxury lifestyle and hospitality company in China. Pursuant to the Listing Agreement, the Company has agreed to provide consulting services to SAIL to assist SAIL with obtaining a listing for its stock on a U.S. stock exchange or over-the-counter market. The Listing Agreement may be terminated upon 30 days notice by either party in the event that SAIL’s stock is not listed in the U.S. by May 31, 2011. SAIL has agreed to make a cash payment to the Company and issue equity in SAIL as compensation for the Company’s consulting services, and to lease a 100 square meter office space to the Company for ten years in exchange for a nominal payment. The stock issued to the Company may be redeemed by SAIL in the event SAIL’s stock is not listed in the U.S., for any reason, by May 31, 2011.

ITEM 9.01  Financial Statements and Exhibits.

Exhibits
10.21	Listing Agreement between EastBridge Investment Group Corporation and StrayArrow International Limited, dated April 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EastBridge Investment Group Corp. an Arizona corporation

Date: July 9, 2010	By:	/s/ Norman Klein
Norman Klein
Chief Financial Officer